UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 14, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 14, 2022, UpHealth, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) removed Dr. Chirinjeev Kathuria from the role of Co-Chairman of the Board with immediate effect, and that Dr. Avi Katz will serve as the Chairman of the Board. Dr. Kathuria will remain a member of the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Participants in the Solicitation

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the 2022 annual meeting of stockholders in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2022 (the “Proxy Statement”). Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

Additional Information and Where to Find It

In connection with the 2022 annual meeting of stockholders and the matters noticed for the 2022 annual meeting of stockholders in the Proxy Statement, the Company has filed with the SEC and mailed the Proxy Statement to its stockholders. This Current Report does not contain all the information that should be considered in respect of the matters noticed for the 2022 annual meeting of stockholders in the Proxy Statement, and additional information is described in the Proxy Statement. The Proxy Statement and other relevant materials for the 2022 annual meeting of stockholders has been mailed to stockholders of the Company as of a record date established for voting at the 2022 annual meeting of stockholders.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company with the SEC without charge, at the SEC’s website located at www.sec.gov.

No Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the matters noticed for the 2022 annual meeting of stockholders in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.1	Press release dated June 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Exhibit 99.1

UpHealth Announces the Removal of Dr. Chirinjeev Kathuria as Co-Chairman of the Board of Directors

Action Taken to Ensure Orderly Functioning of the Board

Dr. Avi Katz to Serve as Sole Independent Chairman

DELRAY BEACH, Fla., June 14, 2022 — UpHealth, Inc. (NYSE: UPH) (“UpHealth” or the “Company”) today announced that the Board of Directors of the Company (the “Board”) removed Dr. Chirinjeev Kathuria from the role of Co-Chairman of the Board with immediate effect. Dr. Kathuria will remain a member of the Board and Dr. Avi Katz will serve as the Chairman of the Board. Dr. Kathuria has initiated litigation against the Company and several of its independent directors, including Dr. Katz, the Co-Chairman of the Board. Dr. Kathuria is also a participant in an effort to solicit proxies in opposition to the Company’s nominees for election at the 2022 annual meeting of stockholders.

The Company issued the following statement:

“Historically, the two Co-Chairs of UpHealth’s Board have operated with a consensus-driven approach, with an implicit understanding that both individuals would share equally in the duties of the Chairman and that the approval of each Co-Chair was necessary to take actions under the purview of the Chairman.

In light of recent actions that Dr. Kathuria has taken, including his initiation of a lawsuit against the Company and several of its independent directors, the Board believes the interests of Dr. Kathuria and those of the Company and its stockholders are potentially adverse now. Accordingly, the Board determined that its historical Co-Chairman structure is unworkable and imprudent and could lead to a deadlock among the Board’s leadership at a critical time for the Company.

To ensure the proper functioning of the Board, the Board has therefore voted to appoint a single Non-Executive Chairman and remove Dr. Kathuria from the role of Co-Chairman. The Board believes that Dr. Katz, who has served as a director since 2019 and Co-Chairman since 2021, is well-suited to serve as the Board’s sole Chairman at this time.

The Board remains committed to delivering on the Company’s promise to help the world’s most trusted health institutions achieve their access, quality and affordability goals and to effect positive change in healthcare globally.”

The Company reminds stockholders that the 2022 annual meeting of stockholders is scheduled to be held on June 28, 2022. The Company encourages all stockholders to read the proxy materials delivered by the Company thoroughly and to vote electronically, by phone or by mail using the Company’s WHITE proxy card.

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. UpHealth’s solutions holistically enable clients to deliver on their affordability, access, quality, outcomes, and patient experience goals. UpHealth’s technology platform helps its clients improve access, coordinate care teams, and achieve better patient outcomes at lower cost, with care management solutions, analytics, and telehealth tools that serve patients wherever they are, in their native language. Additionally, UpHealth’s technology-enabled virtual care infrastructure and services improves access to quality primary and acute care, behavioral health, and pharmacy services. UpHealth’s clients include health plans, global governments, healthcare providers and community-based organizations.

For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Additional Information and Where to Find It

In connection with the 2022 annual meeting of stockholders and the matters noticed for the 2022 annual meeting of stockholders in the definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2022 (the “Proxy Statement”), the Company has filed with the SEC and mailed the Proxy Statement to its stockholders. This press release does not contain all the information that should be considered in respect of the matters noticed for the 2022 annual meeting of stockholders in the Proxy Statement, and additional information is described in the Proxy Statement. The Proxy Statement and other relevant materials for the 2022 annual meeting of stockholders has been mailed to stockholders of the Company as of a record date established for voting at the 2022 annual meeting of stockholders.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company with the SEC without charge, at the SEC’s website located at www.sec.gov.

Certain Information Regarding Participants

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the 2022 annual meeting of stockholders in the Company’s Proxy Statement. Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the matters noticed for the 2022 annual meeting of stockholders in the Proxy Statement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the 2022 annual meeting of stockholders and ongoing litigation involving the directors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including uncertainty regarding the outcome of litigation. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contact Information

Martin Beck

Chief Financial Officer

IR@uphealthinc.com

Paul Schulman

Morrow Sodali LLC

(800) 622-5200 or (203) 658-9400

UPH@investor.morrowsodali.com

Edna Johnson

Chief Communications Officer

mediarelations@uphealthinc.com